Exhibit 99.1

Jabil Posts Third Quarter Results

Operational Excellence Drives Strong Results

ST. PETERSBURG, Fla. – June 18, 2019 – Today, Jabil Inc. (NYSE: JBL), reported preliminary, unaudited financial results for its third quarter of fiscal year 2019.

Third Quarter of Fiscal Year 2019 Highlights:

•	Net revenue: $6.1 billion

•	Diversified Manufacturing Services (DMS) year-on-year revenue decrease: 6 percent

•	Electronics Manufacturing Services (EMS) year-on-year revenue growth: 26 percent

•	U.S. GAAP operating income: $140.9 million

•	U.S. GAAP diluted earnings per share: $0.28

•	Core operating income (Non-GAAP): $185.8 million

•	Core diluted earnings per share (Non-GAAP): $0.57

“I’m extremely pleased with our third quarter performance, highlighted by solid operational excellence and strong financial results. The team delivered 20 basis points of core margin expansion on double-digit revenue growth, culminating in an impressive 24 percent core EPS growth, year-over-year,” said CEO Mark Mondello. “Our strong year-to-date results validate that our diversification strategy has firmly taken hold,” he added.

Healthcare Business Update:

During the third fiscal quarter, Jabil successfully transitioned additional sites from Johnson & Johnson Medical Devices Companies (JJMDC) as part of the previously announced strategic collaboration between the companies.

“Our overall healthcare business achieved another important step during the third quarter with the acquisition of three new sites, located in Brandywine, Elmira and Monument,” said Mondello. “I’d like to welcome our new employees at these outstanding healthcare facilities, which further expand our talent and capabilities in this area of our business,” he added.

General Business Update:

“In the fourth quarter, our outlook for revenue, core EPS and cash flow is solid as we see robust demand in 5G / wireless, cloud, industrial, healthcare and packaging,” said Mondello. “Over the longer-term, we remain relentless in our commitment to drive margin expansion and strong cash flows through a well-balanced, diverse stream of income,” he added.

Fourth Quarter of Fiscal Year 2019 Outlook:

• Net revenue	$6.3 billion to $6.9 billion

• U.S. GAAP operating income	$169 million to $235 million

• U.S. GAAP diluted earnings per share	$0.47 to $0.71 per diluted share

• Core operating income (Non-GAAP) (1)	$215 million to $275 million

• Core diluted earnings per share (Non-GAAP) (1)	$0.76 to $0.96 per diluted share

• Diversified Manufacturing Services revenue	Increase 4 percent year-on-year

• Electronics Manufacturing Services revenue	Increase 22 percent year-on-year

• Total company revenue	Increase 14 percent year-on-year

(1) Core operating income and core diluted earnings per share exclude anticipated adjustments of $8.0 million for amortization of intangibles (or $0.05 per diluted share), $16.0 million for stock-based compensation expense and related charges (or $0.10 per diluted share), $2.0 million for restructuring and related charges (or $0.01 per diluted share) and $20.0 million to $14.0 million for acquisition and integration charges (or $0.13 to $0.09 per diluted share).

(Definitions: “U.S. GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as U.S. GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition and integration charges, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges and business interruption and impairment charges, net. Jabil defines core earnings as U.S. GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition and integration charges, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, business interruption and impairment charges, net, impairment on securities, income (loss) from discontinued operations, gain (loss) on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core diluted earnings per share as core earnings divided by the weighted average number of outstanding diluted shares as determined under U.S. GAAP. Jabil calculates its core return on invested capital (“ROIC”) by annualizing its after-tax core operating income for its most recently ended quarter and dividing that by a two quarter average net invested capital base. The Company calculates its after-tax core operating income as its core operating income less a certain tax effect (the amount is determined by applying the core effective tax rate to core operating income less interest expense). The Company calculates its average net invested capital base as the sum of the averages of its stockholders’ equity, current and non-current portions of its notes payable and long-term debt less the average of its cash and cash equivalents. The calculation of the averages discussed in the previous sentence is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter and dividing by two. Jabil defines adjusted free cash flow as net cash provided by (used in) operating activities plus cash receipts on sold receivables less net capital expenditures (acquisition of property, plant and equipment less proceeds and advances from sale of property, plant and equipment). Jabil reports core operating income, core earnings, core diluted earnings per share, core ROIC and adjusted free cash flow to provide investors an additional method for assessing operating income, earnings, diluted earnings per share and free cash flow from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its U.S. GAAP operating income, its calculation of core earnings and core diluted earnings per share to its U.S. GAAP net income and U.S. GAAP earnings per share and additional information in the supplemental information.)

Forward Looking Statements: This release contains forward-looking statements, including those regarding our anticipated financial results for our third quarter of fiscal year 2019 and our guidance for future financial performance in our fourth quarter of fiscal year 2019 (including, net revenue, total company and segment revenue, U.S. GAAP operating income, U.S. GAAP diluted earnings per share, core operating income (Non-GAAP), cash flow, core diluted earnings per share (Non-GAAP) results and the components thereof, including but not limited to amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges and acquisition and integration charges). The statements in this release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from our current expectations. Such factors include, but are not limited to: our determination as we finalize our financial results for our third quarter of fiscal year 2019 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; unexpected, adverse seasonal impacts on demand; performance in the markets in which we operate; changes in macroeconomic conditions; the occurrence of, success and expected financial results from, product ramps; our ability to maintain and improve costs, quality and delivery for our customers; whether our restructuring activities and the realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; reliance on a limited number of suppliers for critical components; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; and adverse changes in political conditions, in the U.S. and internationally, including, among others, adverse changes in tax laws and rates and our ability to estimate and manage their impact. Additional factors that could cause such differences can be found in our Annual Report on Form 10-K for the fiscal year ended August 31, 2018 and our other filings with the Securities and Exchange Commission. We assume no obligation to update these forward-looking statements.

Supplemental Information Regarding Non-GAAP Financial Measures: Jabil provides supplemental, non-GAAP financial measures in this release to facilitate evaluation of Jabil’s core operating performance. These non-GAAP measures exclude certain amounts that are included in the most directly comparable U.S. GAAP measures, do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes these “core” financial measures are useful measures that facilitate evaluation of the past and future performance of Jabil’s ongoing operations on a comparable basis.

Jabil reports core operating income, core earnings, core diluted earnings per share, core ROIC and adjusted free cash flows to provide investors an additional method for assessing operating income, earnings, earnings per share and free cash flow from what it believes are its core manufacturing operations. Among other uses, management uses non-GAAP financial measures to make operating decisions, assess business performance and as a factor in determining certain employee performance when determining incentive compensation. The Company determines the tax effect of the items excluded from core earnings and core diluted earnings per share based upon evaluation of the statutory tax treatment and the applicable tax rate of the jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain jurisdictions where the Company does not expect to realize a tax benefit (due to existing tax incentives or a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets), a reduced or 0% tax rate is applied. Detailed definitions of certain of the core financial measures are included above under “Definitions” and a reconciliation of the disclosed core financial measures to the most directly comparable U.S. GAAP financial measures is included under the heading “Supplemental Data” at the end of this release.

Meeting and Replay Information: Jabil will hold a conference call to discuss its third quarter results today at 4:30 p.m. ET. To access the live audio webcast and view the accompanying slide presentation, visit the Investor Relations section of Jabil’s website, located at https://investors.jabil.com. An archived replay of the webcast will also be available after completion of the call.

About Jabil: Jabil (NYSE: JBL) is a product solutions company providing comprehensive design, manufacturing, supply chain and product management services. Operating from over 100 facilities in 29 countries, Jabil delivers innovative, integrated and tailored solutions to customers across a broad range of industries. For more information, visit jabil.com.

Investor Contact

Adam Berry

Vice President, Investor Relations

(727) 803-5772

Adam_Berry@jabil.com

Media Contact

Michelle Smith

Vice President, Corporate Communications

(727) 803-3534

Michelle_Smith@jabil.com

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	May 31, 2019 (unaudited)	August 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$694,086	$1,257,949
Accounts receivable, net	2,696,599	1,693,268
Contract assets	899,482	—
Inventories, net	3,159,369	3,457,706
Prepaid expenses and other current assets	524,833	1,141,000

Total current assets	7,974,369	7,549,923
Property, plant and equipment, net	3,335,837	3,198,016
Goodwill and intangible assets, net	890,679	906,876
Deferred income taxes	202,556	218,252
Other assets	205,336	172,574

Total assets	$12,608,777	$12,045,641

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable and long-term debt	$454,830	$25,197
Accounts payable	4,826,333	4,942,932
Accrued expenses	2,586,052	2,262,744

Total current liabilities	7,867,215	7,230,873
Notes payable and long-term debt, less current installments	2,476,842	2,493,502
Other liabilities	145,750	94,617
Income tax liabilities	136,400	148,884
Deferred income taxes	115,370	114,385

Total liabilities	10,741,577	10,082,261

Commitments and contingencies
Equity:
Jabil Inc. stockholders’ equity:
Preferred stock	—	—
Common stock	260	257
Additional paid-in capital	2,279,409	2,218,673
Retained earnings	1,996,901	1,760,097
Accumulated other comprehensive loss	(50,005)	(19,399)
Treasury stock, at cost	(2,371,592)	(2,009,371)

Total Jabil Inc. stockholders’ equity	1,854,973	1,950,257
Noncontrolling interests	12,227	13,123

Total equity	1,867,200	1,963,380

Total liabilities and equity	$12,608,777	$12,045,641

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share data)

(Unaudited)

	Three months ended		Nine months ended
	May 31, 2019	May 31, 2018	May 31, 2019	May 31, 2018
Net revenue	$6,135,602	$5,436,952	$18,708,867	$16,323,585
Cost of revenue	5,691,803	5,038,725	17,290,544	15,058,940

Gross profit	443,799	398,227	1,418,323	1,264,645
Operating expenses:
Selling, general and administrative	274,482	252,487	834,750	789,482
Research and development	11,449	10,082	32,747	27,535
Amortization of intangibles	7,610	10,040	23,033	29,909
Restructuring and related charges	9,340	12,647	16,182	29,462

Operating income	140,918	112,971	511,611	388,257
Interest and other, net	57,840	41,818	162,820	123,403

Income before income tax	83,078	71,153	348,791	264,854
Income tax expense	39,046	28,451	113,078	120,705

Net income	44,032	42,702	235,713	144,149
Net income attributable to noncontrolling interests, net of tax	550	161	1,277	505

Net income attributable to Jabil Inc.	$43,482	$42,541	$234,436	$143,644

Earnings per share attributable to the stockholders of Jabil Inc.:
Basic	$0.28	$0.25	$1.50	$0.83

Diluted	$0.28	$0.25	$1.47	$0.81

Weighted average shares outstanding:
Basic	152,889	170,514	156,384	174,013

Diluted	155,678	173,279	159,036	176,997

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine months ended
	May 31, 2019	May 31, 2018
Cash flows provided by (used in) operating activities:
Net income	$235,713	$144,149
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	574,922	583,646
Restructuring and related charges	(3,555)	14,838
Recognition of stock-based compensation expense and related charges	47,452	74,977
Deferred income taxes	14,008	(39,762)
Provision for allowance for doubtful accounts	10,734	20,577
Other, net	34,204	(4,059)
Change in operating assets and liabilities, exclusive of net assets acquired:
Accounts receivable	(528,597)	(1,692,208)
Contract assets	(865,408)	—
Inventories	349,252	(379,658)
Prepaid expenses and other current assets	6,910	(98,160)
Other assets	(16,700)	(21,542)
Accounts payable, accrued expenses and other liabilities	253,721	20,897

Net cash provided by (used in) operating activities	112,656	(1,376,305)

Cash flows (used in) provided by investing activities:
Acquisition of property, plant and equipment	(789,226)	(819,167)
Proceeds and advances from sale of property, plant and equipment	167,653	246,370
Cash paid for business and intangible asset acquisitions, net of cash	(153,239)	(109,664)
Cash receipts on sold receivables	96,846	1,571,156
Other, net	(26,129)	(2,360)

Net cash (used in) provided by investing activities	(704,095)	886,335

Cash flows provided by (used in) financing activities:
Borrowings under debt agreements	9,482,468	6,847,756
Payments toward debt agreements	(9,073,684)	(6,472,728)
Payments to acquire treasury stock	(350,323)	(316,394)
Dividends paid to stockholders	(39,736)	(44,274)
Net proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	14,582	12,844
Treasury stock minimum tax withholding related to vesting of restricted stock	(11,898)	(22,526)
Other, net	(1,500)	(11,876)

Net cash provided by (used in) financing activities	19,909	(7,198)

Effect of exchange rate changes on cash and cash equivalents	7,667	(15,259)

Net decrease in cash and cash equivalents	(563,863)	(512,427)
Cash and cash equivalents at beginning of period	1,257,949	1,189,919

Cash and cash equivalents at end of period	$694,086	$677,492

JABIL INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF U.S. GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(in thousands, except for per share data)

(Unaudited)

	Three months ended		Nine months ended
	May 31, 2019	May 31, 2018	May 31, 2019	May 31, 2018
Operating income (U.S. GAAP)	$140,918	$112,971	$511,611	$388,257

Amortization of intangibles	7,610	10,040	23,033	29,909
Stock-based compensation expense and related charges	14,506	15,038	47,452	82,822
Restructuring and related charges	9,340	12,647	16,182	29,462
Distressed customer charge	—	—	—	14,706
Business interruption and impairment charges, net	—	(634)	(2,860)	10,722
Acquisition and integration charges	13,391	—	35,066	—

Adjustments to operating income	44,847	37,091	118,873	167,621

Core operating income (Non-GAAP)	$185,765	$150,062	$630,484	$555,878

Net income attributable to Jabil Inc. (U.S. GAAP)	$43,482	$42,541	$234,436	$143,644
Adjustments to operating income	44,847	37,091	118,873	167,621
Adjustments for taxes(1)	125	(16)	(17,837)	29,037

Core earnings (Non-GAAP)	$88,454	$79,616	$335,472	$340,302

Diluted earnings per share (U.S. GAAP)	$0.28	$0.25	$1.47	$0.81

Diluted core earnings per share (Non-GAAP)	$0.57	$0.46	$2.11	$1.92

Diluted weighted average shares outstanding (U.S. GAAP and Non-GAAP)	155,678	173,279	159,036	176,997

(1)

The nine months ended May 31, 2019 includes a $13.3 million income tax benefit for the effects of the Tax Act recorded during the three months ended November 30, 2018. The nine months ended May 31, 2018 includes $30.9 million, which is comprised of the provisional one-time transition tax as required by the Tax Act and the provisional impact of the Tax Act to the re-measurement of U.S. deferred tax attributes.

JABIL INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

ROIC & Core ROIC

(in thousands)

(Unaudited)

	Three months ended
	May 31, 2019	May 31, 2018
Numerator:
Operating income (U.S. GAAP)	$140,918	$112,971
Tax effect (1)	(42,490)	(30,717)

After-tax operating income	98,428	82,254
	x4	x4

Annualized after-tax operating income	$393,712	$329,016

Core operating income (Non-GAAP)	$185,765	$150,062
Tax effect (2)	(41,150)	(29,951)

After-tax core operating income	144,615	120,111
	x4	x4

Annualized after-tax core operating income	$578,460	$480,444

Denominator:
Average total Jabil Inc. stockholders’ equity (3)	$1,851,074	$2,227,618
Average notes payable and long-term debt, less current installments (3)	2,479,615	2,152,478
Average current installments of notes payable and long-term debt (3)	315,008	149,024
Average cash and cash equivalents (3)	(721,572)	(809,144)

Net invested capital base	$3,924,125	$3,719,976

Return on Invested Capital (U.S. GAAP)	10.0%	8.8%
Adjustments noted above	4.7%	4.1%
Core Return on Invested Capital (Non-GAAP)	14.7%	12.9%

(1)	The tax effect is calculated by applying the U.S. GAAP effective tax rate for the three months ended May 31, 2019 and 2018 to U.S. GAAP operating income less interest expense.
(2)	The tax effect is calculated by applying the core effective tax rate for the three months ended May 31, 2019 and 2018 to core operating income less interest expense.
(3)	The average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter and dividing by two.

JABIL INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

ADJUSTED FREE CASH FLOW

(in thousands)

(Unaudited)

	Nine months ended
	May 31, 2019	May 31, 2018
Net cash provided by (used in) operating activities (U.S. GAAP)(1)	$112,656	$(1,376,305)
Cash receipts on sold receivables	96,846	1,571,156

Adjusted cash provided by operating activities (Non-GAAP)	$209,502	$194,851
Acquisition of property, plant and equipment	(789,226)	(819,167)
Proceeds and advances from sale of property, plant and equipment	167,653	246,370

Adjusted free cash flow (Non-GAAP)	$(412,071)	$(377,946)

(1)

In fiscal year 2019, the adoption of Accounting Standards Update (“ASU”) 2016-15, “Classification of Certain Cash Receipts and Cash Payments” resulted in a reclassification of cash flows from operating activities to investing activities for cash receipts for the deferred purchase price receivable on asset-backed securitization transactions. The adoption of this standard does not reflect a change in the underlying business or activities. The effects of this change are applied retrospectively to all prior periods.